Exhibit 99.1

805 King Farm Blvd. Rockville, MD 20850 / USA
By Electronic Delivery to: syasbek@smithmicro.com
business.nasdaq.com

May 8, 2017

Mr. Steven M. Yasbek

Vice President and CFO

Smith Micro Software, Inc.

51 Columbia, Suite 200

Aliso Viejo, CA 92656

Re:	Smith Micro Software, Inc. (the “Company”)
Nasdaq Symbol: SMSI

Dear Mr. Yasbek:

I am following up on our recent telephone conversation, in which I explained that companies listed on the Nasdaq Capital Market (the “Capital Market”) are required to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.1 Since your Form 10-Q for the period ended March 31, 2017 reported stockholders’ equity of $648,000, and as of May 8, 2017 the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, the Company no longer complies with our Listing Rule (the “Rule”).2

Under our Rules the Company has 45 calendar days to submit a plan to regain compliance. If your plan is accepted, we can grant an extension of up to 180 calendar days from the date of this letter to evidence compliance. Your plan should be as definitive as possible, addressing any issues that you believe would support your request for an extension. You are encouraged to provide any relevant documentation, including but not limited to financial projections, agreements, offering circulars, letters of intent and contracts and the time line to complete your plan.3

In determining whether to accept your plan, we will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within our review period, the Company’s overall financial condition and its public disclosures. Therefore, it would be helpful if your plan addresses each of these points.

1 Listing Rule 5550(b)(1)

2 In a situation where an Issuer does not comply with the minimum $2.5 million, shareholders’ equity criteria of the Capital Market, Staff will determine if the Company has a market value of listed securities of $35 million, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. For your convenience we have attached a breakdown of the Capital Market’s quantitative continued listing requirements.

3 For additional information with respect to compliance plans please see attached “Nasdaq Online Resources” when preparing your plan of compliance.

Mr. Steven M. Yasbek

May 8, 2017

Please email the Company’s compliance plan to me at kathryn.warcholak@nasdaq.com no later than June 22, 2017. After I review the plan we will contact you if we have any questions or comments and will provide you written notice of our decision. If we do not accept your plan, you will have the opportunity to appeal that decision to a Hearings Panel.4

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet, and a description of each specific basis and concern identified by Nasdaq in reaching the determination.5 The Company must also submit the announcement to Nasdaq’s MarketWatch Department.6 If the public announcement is made between the hours of 7:00 AM and 8:00 PM Eastern Time, the Company must submit the announcement to Nasdaq’s MarketWatch Department at least ten minutes prior its public release. If the public announcement is made outside of these hours, the Company must submit the announcement prior to 6:50 A.M. Eastern Time. Please note that if you do not make the required announcement trading in your securities will be halted.7

Finally, Nasdaq makes available to investors a list of all non-compliant companies, which is posted on our website at listingcenter.nasdaq.com. The Company will be included in the list beginning five business days from the date of this letter. As part of this process, an indicator reflecting the Company’s non-compliance will be broadcast over Nasdaq’s market data dissemination network and will also be made available to third party market data providers.

If you have any questions, please contact me at +1 301 978 8368.

Sincerely,

Kathryn Warcholak

Listing Analyst

Nasdaq Listing Qualifications

Enclosures

4 See Listing Rule 5815(a).

5 Listing Rule 5810(b). See FAQ #428 available on the Nasdaq Listing Center.

6 The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure submission system available at nasdaq.net/ED/IssuerEntry.

7 Listing IM-5810-1.

NASDAQ ONLINE RESOURCES

All of our listing information and forms are available electronically on the Listing Center. In addition to facilitating electronic submission of forms, you can also use the Listing Center to access Nasdaq’s Reference Library containing hundreds of frequently asked questions and Governance Clearinghouse containing the latest updates on corporate governance and listing standards.

To help you navigate the deficiency process, we have provided links to some our most viewed resource materials.

•	Board Composition and Committee Requirements
•	Governance Clearinghouse
•	Hearings Process
•	How to Transfer to Nasdaq Capital Market
•	Information about Application of Shareholder Approval Rules
•	Initial Listing Process
•	Listing Fees
•	Listing of Additional Shares Process
•	MarketWatch Electronic Disclosure Submissions
•	Nasdaq Listing Rules: Initial and Continued Listing
•	Reference Library: Frequently Asked Questions, Staff Interpretations and Listing Council Decisions

The Nasdaq Capital Market

Continued Listing Requirements

This table identifies the minimum standards for continued listing on The Nasdaq Capital Market.. Each incidence of non-compliance by the Company is denoted with an “X”.

COMPANY SYMBOL:     SMSI

Requirements	Equity Standard		Market Value Standard		Net Income Standard
Stockholders’ equity	$2.5 million	X	N/A		N/A
Market value of listed securities[8]	N/A		$35 million	X	N/A
Net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years)	N/A		N/A		$500,000	X
Publicly held shares[9]	500,000		500,000		500,000
Market value of publicly held shares	$1 million		$1 million		$1 million
Bid price	$ 1		$ 1		$ 1
Public holders[10]	300		300		300
Market makers[11]	2		2		2
Corporate governance	Yes		Yes		Yes

8 The term, “listed securities”, is defined as “securities listed on NASDAQ or another national securities exchange.”

9 Publicly held shares is defined as total shares outstanding, less any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding of the company.

10 Total shareholders include both holders of beneficial interest and holders of record.

11 An electronic communications network (ECN) is not considered a market maker for the purpose of these rules.

Check Payment Form

If paying by check, please complete this form and include it along with your payment. If paying by wire, please click here for instructions.

All checks should be made payable to the NASDAQ Stock Market LLC at the following address:

For payments sent by regular mail: The NASDAQ Stock Market LLC c/o Wells Fargo Bank, N.A. Lockbox 90200 PO Box 780200 Philadelphia, PA 19178-0200	For payments sent by overnight mail: The NASDAQ Stock Market LLC c/o Wells Fargo Bank, N.A. Lockbox 90200 401 Market Street Philadelphia, PA 19106

COMPANY NAME	SYMBOL
ADDRESS
ADDRESS
REMITTER NAME (if different than Company Name)
AMOUNT	CHECK NO

PLEASE INDICATE REASON FOR PAYMENT BY CHECKING ONE OF THE FOLLOWING BOXES:

☐	Compliance Plan Review: There is a $5,000 fee in connection with the review of a compliance plan.
☐	Transfer Application: The fee for companies transferring from the Global or Global Select Market to the Capital Market is $5,000.
☐

New Company Application and Entry: The application fee is $25,000 for the Global or Global Select Market, $5,000 for the Capital Market, and $1,000 for companies applying to list Closed End Funds, Exchange Traded Funds, Index Fund Shares or other structured products. The remainder of the entry fee is due prior to the first day of trading.

☐

Interpretation Request: The fee in connection with such a request is $5,000 for a regular request, where a company generally requires a response within four weeks, and $15,000 for an expedited request, where a company requires a response in more than one week but less than four weeks.

☐	Hearing or Appeal Request: The fee in connection with a hearing or an appeal of a Hearing Panel decision to the NASDAQ Listing and Hearing Review Council is $10,000.
☐

Substitution Listings and Changes in the Company Record: The fee in connection with a change in the company record is $7,500; the fee in connection with a substitution listing is $15,000. These changes are report using the Company Event Form.

☐	SPAC Substitution Listing Fee: There is a $15,000 substitution listing fee in connection with a SPAC that completes a business combination.